StandardAero Announces Third Quarter 2024 Earnings

Growth Driven By Solid Execution & Strength Across End Markets

SCOTTSDALE, Arizona. — (BUSINESS WIRE) — Standard Aero (NYSE: SARO) announced results today for its third quarter ended September 30, 2024 (“Third Quarter 2024”).

Third Quarter 2024 Highlights

•
Revenue increased 13.2% year-over-year to $1,244.6 million
•
Net Income was $16.4 million; Net Income Margin was 1.3%
•
Adjusted EBITDA increased 26.0% year-over-year to $168.4 million
•
Adjusted EBITDA Margin was 13.5%, an increase of 137 basis points compared to the prior year’s quarter
•
Capital expenditures were $25.3 million, reflecting continued investment in growth initiatives including the LEAP-1A/-1B program and the CFM56 Center of Excellence greenfield facility in Dallas
•
Acquired Aero Turbine Inc. (“ATI”) to expand component repair capabilities and add complementary military platforms

Post-Quarter Highlights

•
Completed $1.7 billion initial public offering (“IPO”), with $1.2 billion net primary proceeds used to pay down debt and significantly de-lever the business
•
Refinanced capital structure with new term loan and revolving credit facility that increase liquidity, extend maturities, and are expected to result in over $130 million in annual interest savings compared to pre-IPO levels

“We are very pleased to report strong results following our recent initial public offering. Our quarterly performance reflects strong growth from higher volumes and solid execution, particularly within the commercial aerospace and business aviation markets where we continue to see robust demand,” said Russell Ford, StandardAero’s Chairman and Chief Executive Officer. “Furthermore, following our successful IPO, we significantly delevered the balance sheet, providing increased financial flexibility as we pursue our strategic initiatives. With a clear leadership position in the aerospace engine aftermarket, strong team, and a winning strategy to create value for our stakeholders, we are confident in our ability to continue to grow and execute in the years to come.”

Third Quarter 2024 Consolidated Results

StandardAero reported Third Quarter 2024 revenue of $1,244.6 million, an increase of 13.2% compared to $1,099.4 million in the prior year period. The increase was driven by both the Engine Services and Component Repair Services segments, with particular strength in the commercial aerospace and business aviation end markets, which increased 20% and 15%, respectively, compared to the prior year period. This growth was partially offset by a 3% decline in the military and helicopter end market, primarily attributable to the temporary grounding of the US Navy’s V-22 Osprey fleet earlier this year, which has since returned to service.

Net income was $16.4 million for the Third Quarter 2024, as compared to net loss of $17.9 million for the prior year period. Net income for the quarter remained impacted by the Company’s higher leverage and interest expense associated with its pre-IPO capital structure, as well as expenses associated with the Company’s IPO, the acquisition of ATI during the quarter, and other non-recurring activities. Net income margin was 1.3%, an increase of 3.0 percentage points compared to (1.6)% for the prior year period.

Adjusted EBITDA increased 26.0% to $168.4 million for the Third Quarter 2024, as compared to $133.7 million for the prior year period. The increase reflects revenue growth in both segments and continued margin expansion from operating leverage, positive mix, and pricing and cost initiatives. Adjusted EBITDA margin expanded 137 basis points to 13.5%, as compared to 12.2% for the prior year period.

Capital expenditures were $25.3 million, or 2.0% of revenue, for the Third Quarter 2024, as compared to $13.9 million for the prior year period. The increase reflects continued investments in growth initiatives, including the LEAP-1A/-1B program and the new CFM56 Center of Excellence greenfield facility in Dallas, Texas, which collectively accounted for $14.8 million of capital expenditures during the quarter.

Third Quarter 2024 Segment Results

Engine Services Segment

Engine Services segment revenue increased $124.9 million, or 12.9%, to $1,090.3 million for the three months ended September 30, 2024, compared to the three months ended September 30, 2023. Revenue generated from our commercial aerospace end market increased 20%, primarily driven by higher engine maintenance demand. Revenue generated from our business aviation end market increased 15%, primarily attributable to the demand on the platforms that we service. These increases were partially offset by a decrease in our military and helicopter end market of 7% primarily attributable to the temporary grounding of the US Navy’s V-22 Osprey fleet.

Engine Services Segment Adjusted EBITDA increased $24.9 million, or 20%, to $147.4 for the three months ended September 30, 2024, from $122.5 million for the three months ended September 30, 2023. The increase in Segment Adjusted EBITDA was primarily driven by increases in revenue and positive mix benefit from higher margin work scopes on the engines that we serviced.

Component Repair Services Segment

Component Repair Services segment revenue increased $20.4 million, or 15.2%, to $154.3 million for the three months ended September 30, 2024, compared to the three months ended September 30, 2023. Revenue generated from our commercial aerospace end market increased 13%, primarily driven by the increases in engine maintenance and higher component usage. Revenue generated in our military and helicopter and other end markets increased 19%, primarily attributable to increased demand for component repairs as well as the acquisition of ATI.

Component Repair Services Segment Adjusted EBITDA increased $7.1 million, or 21%, to $40.8 for the three months ended September 30, 2024, from $33.7 million for the three months ended September 30, 2023. The increase is primarily due to increased revenue and improved productivity.

Year-to-Date Results

Revenue for the nine months ended September 30, 2024, was $3,827.5 million, an increase of 12.4% compared to $3,405.5 million in the prior year period. The increase was driven by both the Engine Services and Component Repair Services segments. The commercial aerospace and business aviation end markets increased 21% and 7%, respectively, compared to the prior year period, which were partially offset by a decrease in the military and helicopter end market of 2%, primarily attributable to the temporary grounding of the US Navy’s V-22 Osprey fleet, partially offset by the acquisition of ATI.

Net income was $25.0 million for the nine months ended September 30, 2024, as compared to net loss of $30.5 million for the prior year period. Net income for the year-to-date period was impacted by the Company’s higher leverage and interest expense associated with its pre-IPO capital structure, as well as expenses associated with the Company’s IPO, the acquisition of ATI during the quarter, and other non-recurring activities. Net income margin was 0.7%, an increase of 1.5 percentage points compared to (0.9)% for the prior year period.

Adjusted EBITDA for the nine months ended September 30, 2024, was $504.4 million, an increase of 18.6% as compared to $425.4 million for the prior year period. The increase reflects strong revenue growth in both segments and continued margin expansion from operating leverage, positive mix, pricing and cost initiatives. Adjusted EBITDA margin expanded 69 basis points to 13.2%, as compared to 12.5% for the prior year period.

Acquisition Activities

On August 23, 2024, StandardAero announced the acquisition of Aero Turbine, Inc. (“ATI”), a provider of engine component repair and other value-added engine aftermarket services for U.S. and international customers, for a total purchase price of up to $141.0 million, consisting of $120.0 million of upfront purchase price and up to $21.0 million of contingent consideration payable based on the achievement of certain earnings targets through year-end 2026. The acquisition was funded with borrowings under the Company’s ABL Credit Facility, which was repaid on September 6, 2024, with incremental borrowings from the 2024 Term Loan B-1 Facility and the 2024 Term Loan B-2 Facility.

“We are very excited to acquire a highly reputable and differentiated business in Aero Turbine,” said Russell Ford. “ATI brings coveted component repair capabilities and military Source Approval Request expertise, an attractive and complementary suite of military engine platform positions and customer relationships, and compelling synergy opportunities. We look forward to continuing to deliver the highest level of service performance to ATI’s customer base while collaborating to accelerate growth at both businesses.”

ATI will be reported as part of StandardAero’s Component Repair Services segment and is expected to contribute $25 million of Adjusted EBITDA in 2025.

IPO and Capital Structure Update

On October 2, 2024, the Company completed its IPO of common stock at a public offering price of $24.00 per share. The offering included 69 million shares of common stock, of which the Company issued and sold 53.25 million shares and the selling stockholders sold 15.75 million shares. The IPO generated net proceeds to the Company of approximately $1,202.8 million after deducting underwriting discounts and commissions of approximately $67.1 million and estimated offering expenses of approximately $8.1 million, which were used to repay all of StandardAero’s $475.5 million of outstanding 10.0% Senior Notes, plus accrued interest, and repay $726.1 million of StandardAero’s outstanding 2024 Term Loan Facilities, plus accrued interest.

Additionally, on October 31, 2024, the Company refinanced its remaining debt, entering into a new credit agreement providing for $2,250.0 million of new term loan facilities due October 31, 2031, bearing interest at Term SOFR + 2.25% and a new $750.0 million 2024 revolving credit facility due October 31, 2029, bearing interest at Term SOFR + 2.00%. The applicable margins on the new facilities are subject to adjustment based on the Consolidated First Lien Net Leverage Ratio (as defined in the new credit agreement) as of the preceding fiscal quarter end. The Company used the proceeds raised from the new term loan facilities and the new revolving credit facility, net of fees, to repay in full and terminate its existing debt facilities.

The interest rate of the new term loan facilities reflects a 1.25% reduction from our previous interest rate and the interest rate of the new revolving credit facility reflects a 1.50% reduction from our previous interest rate, in each case, prior to our IPO. Combined, the IPO and the refinancing transactions result in a significantly de-leveraged capital structure and improved cash flow profile, with annual interest savings of greater than $130 million as compared to pre-IPO levels under current interest rates.

Conference Call and Webcast Information

StandardAero management will host a conference call today, November 13, 2024, at 5:00 PM ET, to discuss its results in more detail. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation can be accessed by visiting the Events section on StandardAero’s investor relations website at https://ir.standardaero.com/news-events/events. The conference call may also be accessed by dialing (877) 407-9762 or (201) 689-8538 for telephone access to the live call. Please click here for international toll-free access numbers.

For those unable to listen to the live conference call, a replay will be available after the call through the archived webcast in the Events section of the StandardAero’s investor relations website or by dialing (877) 660-6853 or (201) 612-7415. The access code for the replay is 13749758. The replay will be available until 11:59 PM ET on November 27, 2024.

About StandardAero

StandardAero is a leading independent pure-play provider of aerospace engine aftermarket services for fixed and rotary wing aircraft, serving the commercial, military and business aviation end markets. StandardAero provides a comprehensive suite of critical, value-added aftermarket solutions, including engine maintenance, repair and overhaul, engine component repair, on-wing and field service support, asset management and engineering solutions. StandardAero is majority owned by global investment firm Carlyle (Nasdaq: CG).

Investor Relations Contact

Investors@StandardAero.com

480-377-3142

Alex Trapp

Alex.Trapp@StandardAero.com

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). In some cases, you can identify forward-looking statements by the words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “foreseeable,” “future,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or “would” and/or the negative of these terms, or other comparable terminology intended to identify statements about the future. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, results of operations, financial condition, liquidity, prospects, growth, strategies, the industry in which we operate and other information that is not historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this presentation, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. Factors that could cause actual results to differ materially from those forward-looking statements included in this press release include, among others: factors that adversely affect the commercial and business aviation industries, including U.S. and global macroeconomic conditions, geopolitical events, financial market disruptions, credit markets, the airline environment and increases in energy costs; decreases in budget, spending or outsourcing by our military end-users; future outbreaks and infectious diseases; supply chain disruptions or loss of key suppliers for our aftermarket services operations; competitive conditions in the markets we serve; damage to our reputation or the reputation of other parties in the aerospace industry; our reliance on a small number of customers for a significant portion of our revenue; reliance on certain customers for a significant portion of our revenue; the loss of an original equipment manufacturers authorization or license could negatively impact our ability to service an engine platform and damage our competitive advantage; lack of volume commitments with many of our customers; failure to offset any declining revenue from engine platforms that are mature or for which the installed base is flat or declining; unexpected cost variations or lead times under our fixed price contracts; physical condition of our facilities; capital and operational risks from implementing new or expanded platforms; integration and other risks related to any future acquisitions, joint ventures, business combinations and inorganic investments; our ability to remediate effectively the material weaknesses identified in our internal control over financial reporting; continued availability of financing on terms acceptable to us; our ability to protect our information technology infrastructure and other capabilities from cyber-attacks and other business disruptions; compliance with laws relating to handling information about individuals; failure to protect or enforce our rights in our technology, brands or intellectual property; the ability to obtain and maintain our regulatory approvals; foreign exchange rates, market and monetary fluctuations and other risks related to our operations outside of North America; compliance with environmental, health and safety laws and regulations; our efforts to reduce greenhouse gas emissions and to address environmental, social and governance matters; ongoing or future litigation, regulatory proceedings or liability claims; our ability to attract or retain qualified senior management and employees; labor shortages or increased labor costs; failing to comply with the requirements and costs of being a public company; our indebtedness and any future indebtedness, including the restrictions and covenants in our debt agreements; our success at managing the risks of the foregoing, and the other factors described in our final prospectus for our initial public offering, dated October 1, 2024, and our other filings with the SEC.

As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. You should understand that it is not possible to predict or identify all such factors. We operate in a competitive and rapidly changing environment. New factors emerge from time to time, and it is not possible to predict the impact of all of these factors on our business, financial condition or results of operations.

Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives, plans or cost savings in any specified time frame or at all. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. We caution you not to place undue reliance on these forward-looking statements. All forward looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. Forward-looking statements speak only as of the date of this press release. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), including Adjusted EBITDA and Adjusted EBITDA Margin. We use these non-GAAP financial measures to evaluate our business operations,

The non-GAAP financial measures presented in this press release are supplemental measures of our performance that we believe help investors understand our financial condition and operating results and assess our future prospects. We believe that presenting these non-GAAP financial measures, in addition to the corresponding GAAP financial measures, are important supplemental measures that exclude non-cash or other items that may not be indicative of or are unrelated to our core operating results and the overall health of our company. We believe that these non-GAAP financial measures provide investors greater transparency to the information used by management for its operational decision-making and allow investors to see our results “through the eyes of management.” We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance. When read in conjunction with our GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as one basis for financial, operational and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry.

Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with GAAP. Readers should review the reconciliations of our non-GAAP financial measures to the corresponding GAAP measures included in this press release and should not rely on any single financial measure to evaluate our business.

We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, further adjusted for certain non-cash items that we may record each period, as well as non-recurring items such as acquisition costs, integration and severance costs, refinance fees, business transformation costs and other discrete expenses, when applicable. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. We believe that Adjusted EBITDA and Adjusted EBITDA Margin are important metrics for management and investors as they remove the impact of items that we do not believe are indicative of our core operating results or the overall health of our company and allows for consistent comparison of our operating results over time and relative to our peers.

STANDARDAERO, INC. (formerly Dynasty Parent Co., Inc.)

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share figures)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash	$51,265	$57,982
Accounts receivable (less allowance for expected credit losses of $14,024 and $14,779, respectively)	621,298	518,334
Contract assets, net	821,083	810,413
Inventories	778,447	698,797
Prepaid expenses and other current assets	44,161	39,126
Advance to related parties	—	138
Income tax receivable	42,253	10,980
Total current assets	2,358,507	2,135,770

Property, plant and equipment, net	552,031	522,169
Operating lease right of use asset, net	179,697	168,513
Customer relationships, net	1,025,986	1,010,747
Other intangible assets, net	252,274	284,979
Goodwill	1,685,923	1,632,496
Deferred income tax assets	4,728	4,728
Total assets	$6,059,146	$5,759,402

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$552,615	$468,625
Accrued expenses and other current liabilities	115,375	115,999
Accrued employee costs	76,145	76,121
Operating lease liabilities, current	18,752	17,040
Contract liabilities	322,318	355,651
Income taxes payable, current	3,108	9,337
Long-term debt, current portion	30,609	26,676
Total current liabilities	1,118,922	1,069,449

Long-term debt	3,391,411	3,172,108
Operating lease liabilities, non-current	170,356	159,482
Deferred income tax liabilities	185,823	182,303
Income taxes payable, non-current	—	3,108
Other non-current liabilities	28,772	26,240
Total liabilities	4,895,284	4,612,690

Commitments and contingencies (Note 10)

Stockholder’s equity
Common stock ($0.01 par value, 3,500,000,000 voting shares authorized; 281,211,630 shares issued and outstanding; 70,000,000 non-voting shares authorized, convertible to voting shares immediately prior to an underwritten public offering of common stock)	2,812	2,812
Additional paid-in capital	2,725,157	2,725,157
Accumulated deficit	(1,549,268)	(1,574,295)
Accumulated other comprehensive (loss) income	(14,839)	(6,962)
Total stockholder’s equity	1,163,862	1,146,712
Total liabilities and stockholder’s equity	$6,059,146	$5,759,402

STANDARDAERO, INC. (formerly Dynasty Parent Co., Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share figures)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$1,244,627	$1,099,441	$3,827,548	$3,405,513
Cost of revenue	1,058,396	948,040	3,275,300	2,928,226
Selling, general and administrative expense	62,895	53,020	171,744	148,221
Amortization of intangible assets	23,965	23,613	70,550	70,068
Acquisition costs	1,323	9	1,323	1,514
Operating income	98,048	74,759	308,631	257,484
Interest expense	79,898	79,188	235,496	230,515
Refinancing costs	1,503	19,921	6,441	19,921
Loss on debt extinguishment	—	6,182	3,577	6,182
Other income	—	—	—	(3,509)
Income (loss) before income taxes	16,647	(30,532)	63,117	4,375
Income tax expense (benefit)	211	(12,599)	38,090	34,877
Net income (loss)	$16,436	$(17,933)	$25,027	$(30,502)
Net income (loss) per share attributable to the shareholder, basic and diluted	$0.06	$(0.06)	$0.09	$(0.11)
Weighted-average common shares outstanding	281,211,630	281,211,630	281,211,630	281,211,630

STANDARDAERO, INC. (formerly Dynasty Parent Co., Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Nine Months Ended September 30,
	2024	2023
Operating activities:
Net income (loss)	$25,027	$(30,502)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	140,021	147,801
Amortization of deferred finance charges and discounts	9,989	11,811
Amortization of loss on derivative instruments	(304)	(1,095)
Amortization of interest cap premiums	7,078	4,384
Payment of interest rate cap premiums	(7,044)	(4,203)
Loss on debt extinguishment	3,577	6,182
(Gain) loss from disposals, net	(17)	222
Non-cash lease expense	1,376	1,186
Deferred income taxes	(9,248)	(13,815)
Foreign exchange (gain) loss	(207)	2,085
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(98,898)	36,954
Contract assets, net	1,749	(200,490)
Inventories	(69,437)	44,642
Prepaid expenses and other current assets	(10,041)	23,158
Accounts payable, accrued expenses, and other current liabilities	54,271	(71,999)
Contract liabilities	(34,538)	(18,016)
Due to/from related parties	138	(276)
Income taxes payable and receivable	(45,511)	(33,889)
Net cash used in operating activities	(32,019)	(95,860)
Investing activities:
Acquisitions, net of cash	(114,074)	(31,311)
Capital expenditures	(70,422)	(35,367)
Purchase of intangible assets	(214)	(30,180)
Proceeds from disposals	571	3,146
Net cash used in investing activities	(184,139)	(93,712)
Financing activities:
Proceeds from issuance of long-term debt	765,000	1,479,568
Repayment of long-term debt	(555,032)	(1,331,728)
Payment of deferred financing charges	(391)	(2,892)
Repayments of long-term agreements	(466)	(1,696)
Net cash provided by financing activities	209,111	143,252
Effect of exchange rate changes on cash	330	(2,519)
Net decrease in cash	(6,717)	(48,839)
Cash at the beginning of the period	57,982	120,065
Cash at the end of the period	$51,265	$71,226
Supplemental disclosure of non-cash investing activities:
Acquisition of property, plant and equipment, liability incurred but not paid	$—	$390
Contingent consideration for acquisition of ATI	15,150	—

STANDARDAERO, INC. (FORMERLY DYNASTY PARENT CO., INC.)

SEGMENT RECONCILIATIONS

(unaudited)

(In millions)

Selected financial information for each segment is as follows:

	Three months ended September 30, 2024
	Engine Services	Component Repair Services	Total Segments
	(In thousands)
Revenue from external customers	$1,109,804	$134,823	$1,244,627
Intersegment revenue	8	19,503	19,511
	1,109,812	154,326	1,264,138
Elimination of intersegment revenue	(19,503)	(8)	(19,511)
Total segment revenue	$1,090,309	$154,318	$1,244,627
Segment Adjusted EBITDA	$147,414	$40,758	$188,172
Less unallocated amounts:
Corporate (1)			$19,756
Depreciation and amortization			47,147
Integration costs and severance			308
Acquisition costs			1,323
Business transformation costs (LEAP and CFM) (2)			10,535
Interest expense			79,898
Loss on debt extinguishment and refinancing costs			1,503
Other (3)			11,055
Tax			211
Net income			$16,436

(1)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Corporate Supply Chain and Corporate Engineering Services finance, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company's debt.
(2)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of our CFM56 capabilities into Dallas, Texas.
(3)
Represents other non-recurring costs including quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, and costs for professional services incurred as a result of our IPO readiness that are the result of other, non-comparable events to measure operating performance as these events arise outside of our ordinary course of continuing operations.

STANDARDAERO, INC. (FORMERLY DYNASTY PARENT CO., INC.)

SEGMENT RECONCILIATIONS

(unaudited)

(In millions)

Selected financial information for each segment is as follows:

	Nine months ended September 30, 2024
	Engine Services	Component Repair Services	Total Segments
	(In thousands)
Revenue from external customers	$3,448,181	$379,367	$3,827,548
Intersegment revenue	222	49,241	49,463
	3,448,403	428,608	3,877,011
Elimination of intersegment revenue	(49,241)	(222)	(49,463)
Total segment revenue	$3,399,162	$428,386	$3,827,548
Segment Adjusted EBITDA	$451,095	$111,069	$562,164
Less unallocated amounts:
Corporate (1)			$57,797
Depreciation and amortization			140,021
Integration costs and severance			925
Acquisition costs			1,323
Business transformation costs (LEAP and CFM) (2)			33,626
Interest expense			235,496
Loss on debt extinguishment and refinancing costs			10,019
Other (3)			19,840
Tax			38,090
Net income			$25,027

(1)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Corporate Supply Chain and Corporate Engineering Services finance, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company's debt.
(2)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of our CFM56 capabilities into Dallas, Texas.
(3)
Represents other non-recurring costs including quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, and costs for professional services incurred as a result of our IPO readiness that are the result of other, non-comparable events to measure operating performance as these events arise outside of our ordinary course of continuing operations.

STANDARDAERO, INC. (FORMERLY DYNASTY PARENT CO., INC.)

SEGMENT RECONCILIATIONS

(unaudited)

(In millions)

Selected financial information for each segment is as follows:

	Three months ended September 30, 2023
	Engine Services	Component Repair Services	Total Segments
	(In thousands)
Revenue from external customers	$976,896	$122,545	$1,099,441
Intersegment revenue	48	11,437	11,485
	976,944	133,982	1,110,926
Elimination of intersegment revenue	(11,437)	(48)	(11,485)
Total segment revenue	$965,507	$133,934	$1,099,441
Segment Adjusted EBITDA	$122,542	$33,665	$156,207
Less unallocated amounts:
Corporate (1)			$22,542
Depreciation and amortization			49,307
Integration costs and severance			1,533
Acquisition costs			9
Business transformation costs (LEAP and CFM) (2)			3,630
Interest expense			79,188
Loss on debt extinguishment and refinancing costs			26,103
Other (3)			4,427
Tax			(12,599)
Net loss			$(17,933)

(1)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Corporate Supply Chain and Corporate Engineering Services finance, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company's debt.
(2)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of our CFM56 capabilities into Dallas, Texas.
(3)
Represents other non-recurring costs including quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, and costs for professional services incurred as a result of our IPO readiness that are the result of other, non-comparable events to measure operating performance as these events arise outside of our ordinary course of continuing operations.

STANDARDAERO, INC. (FORMERLY DYNASTY PARENT CO., INC.)

SEGMENT RECONCILIATIONS

(unaudited)

(In millions)

Selected financial information for each segment is as follows:

	Nine months ended September 30, 2023
	Engine Services	Component Repair Services	Total Segments
	(In thousands)
Revenue from external customers	$3,056,861	$348,652	$3,405,513
Intersegment revenue	168	33,975	34,143
	3,057,029	382,627	3,439,656
Elimination of intersegment revenue	(33,975)	(168)	(34,143)
Total segment revenue	$3,023,054	$382,459	$3,405,513
Segment Adjusted EBITDA	$391,824	$92,489	$484,313
Less unallocated amounts:
Corporate (1)			$58,938
Depreciation and amortization			147,801
Integration costs and severance			2,561
Acquisition costs			1,514
Business transformation costs (LEAP and CFM) (2)			5,384
Interest expense			230,515
Loss on debt extinguishment and refinancing costs			26,103
Other (3)			7,122
Tax			34,877
Net loss			$(30,502)

(1)
Corporate primarily consists of costs related to executive and staff functions, including Information Technology, Human Resources, Legal, Finance, Marketing, Corporate Supply Chain and Corporate Engineering Services finance, which benefit the enterprise as a whole. These costs are primarily related to the general management of these functions on a corporate level and the design and development of programs, policies, and procedures that are then implemented in the individual segments, with each segment bearing its own cost of implementation. The Corporate function also includes expenses associated with the Company's debt.
(2)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of our CFM56 capabilities into Dallas, Texas.
(3)
Represents other non-recurring costs including quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, and costs for professional services incurred as a result of our IPO readiness that are the result of other, non-comparable events to measure operating performance as these events arise outside of our ordinary course of continuing operations.

STANDARDAERO, INC. (FORMERLY DYNASTY PARENT CO., INC.)

CONDENSED CONSOLIDATED NET INCOME (LOSS) TO ADJUSTED EBITDA RECONCILIATION

(unaudited)

(In millions)

The following table presents a reconciliation of net income (loss) to Adjusted EBITDA and Adjusted EBITDA Margin:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in millions, except percentages)
Net income (loss)	$16.4	$(17.9)	$25.0	$(30.5)
Income tax expense (benefit)	0.2	(12.6)	38.1	34.9
Interest expense	79.9	79.2	235.5	230.5
Depreciation and amortization	47.1	49.3	140.0	147.8
Loss on debt extinguishment and refinancing costs	1.5	26.1	10.0	26.1
Integration costs and severance (1)	0.3	1.5	0.9	2.6
Acquisition costs (2)	1.3	—	1.3	1.5
Business transformation costs (LEAP and CFM) (3)	10.6	3.6	33.7	5.4
Other (4)	11.1	4.4	19.9	7.1
Adjusted EBITDA	$168.4	$133.6	$504.4	$425.4
Revenue	$1,244.6	$1,099.5	$3,827.5	$3,405.5
Net income (loss) margin	1.3%	(1.6)%	0.7%	(0.5)%
Adjusted EBITDA Margin	13.5%	12.2%	13.2%	12.5%

(1)
Represents integration costs incurred, including any facility or platform consolidation associated with the integration of an acquisition that does not meet capitalization criteria and severance related to reduction in workforce or acquisitions. Examples of integration costs may include lease breakage or run-off fees, consulting costs, demolition costs or training costs.
(2)
Represents transaction costs incurred in connection with planned and completed acquisitions, including legal and professional fees, debt arrangement fees and other third-party costs.
(3)
Represents new product industrialization costs with the business transformation of the LEAP 1A/1B engine line in San Antonio, Texas and the expansion of our CFM56 capabilities into Dallas, Texas.
(4)
Represents other non-recurring costs including quarterly management fees payable to Carlyle Investment Management L.L.C. and Beamer Investment Inc. under consulting services agreements, representation and warranty insurance costs associated with acquisitions, and costs for professional services incurred as a result of our IPO readiness that are the result of other, non-comparable events to measure operating performance as these events arise outside of our ordinary course of continuing operations.

Segment Results

The following table presents revenue by segment, Segment Adjusted EBITDA and Segment Adjusted EBITDA Margin:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in millions, except percentages)
Engine Services
Segment Revenue	$1,090.3	$965.5	$3,399.1	$3,023.1
Segment Adjusted EBITDA	$147.4	$122.5	$451.1	$391.8
Segment Adjusted EBITDA Margin	13.5%	12.7%	13.3%	13.0%
Component Repair Services
Segment Revenue	$154.3	$133.9	$428.4	$382.4
Segment Adjusted EBITDA	$40.8	$33.7	$111.1	$92.5
Segment Adjusted EBITDA Margin	26.4%	25.1%	25.9%	24.2%